SECOND AMENDMENT TO THE THIRD RESTATEMENT
                           OF THE ERO INDUSTRIES, INC.
                             RETIREMENT INCOME PLAN


	The Third Restatement of the ERO Industries, Inc. Retirement Income

        Plan (the "Plan") is hereby amended, effective July 1, 1996 (unless otherwise set forth below), as follows:

            1.   Section 3.1 (Annual Compensation) shall be amended, effective

        January 1, 1994, by adding the following paragraphs:

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

            For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)
            (17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

            If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

            2.   Section 3.3 (Break In Service) shall be amended to read as follows:

            Break in Service shall mean, for purposes of determining Year of Service, a Plan Year in which an Employee completes five hundred
            (500) or fewer Hours of Service and, for purposes of determining Year of Eligible Service, any twelve (12) consecutive month period beginning on an Employee's first day of employment, and succeeding anniversaries thereof, in which an Employee completes five hundred (500) or fewer Hours of Service.

            3.   Section 3.9 (Employee) shall be amended by deleting the first sentence thereof and inserting the following sentence:

            Employee shall mean any common law employee of the Company, excluding (i) any person serving only as a director, (ii) all independent contractors, (iii) any person whose employment is governed by the terms of a collective bargaining agreement with the Company where retirement benefits were the subject of good faith bargaining between employee representatives and the Company, and (iv) any person who is a non-resident alien deriving no earned income from the Company which constitutes income from sources in the United States.

            4.     Section 3.32 (Year of Eligible Service) shall be amended

        to read as follows:

            Year of Eligible Service shall mean any twelve (12) consecutive month period, beginning with the Employee's first day of employment and ending on an Employee's anniversary of his first day of employment, and succeeding anniversaries thereof, during which period the Employee (i) was employed with the Company or any member of its controlled group, and (ii) completed one thousand (1,000) or more Hours of Service.

            5.   Article IV (Eligibility for Participation) shall be amended to read as follows:

            (a) Each Employee shall become a Participant hereunder upon the January 1 or July 1 immediately following completion of a Year of Eligible Service, or, if later, attainment of age 21.

            (b) A Participant who terminates employment and is subsequently reemployed as an Employee shall become a Participant again on his date of reemployment.

            (c) An Employee who terminates employment after being eligible to become a Participant, but prior to the date upon which he first becomes eligible to enter the Plan, and who then is reemployed before incurring a Break in Service, shall be eligible to become a Participant on his date of reemployment.

            (d) An Employee who terminates employment before becoming eligible to become a Participant and who is reemployed before incurring a Break in Service shall be eligible to become a Participant when he satisfies the eligibility requirements of paragraph
                 (a) hereof, based on his date of reemployment.

            (e) An Employee who terminates employment before becoming a Participant and who is reemployed after incurring a Break in Service shall be eligible to become a Participant when he satisfies the eligibility requirements of paragraph (a) hereof, based on his date of reemployment.

            6.   Section 5.2 (Company Contributions) shall be amended to read as follows:

            Contributions of the Company to the Trust Fund for Matching Contributions or Company Elective Contributions shall be made in cash. Any contributions made hereunder shall be conditioned upon the deductibility of such contribution under Section 404 of the Code and, to the extent the deduction is not allowed, the nondeductible contribution shall be returned to the Company within one (1) year of the date the Trust Fund is notified of said nondeductibility. The Plan Administrator shall adjust all Participants' accounts to reflect only the deductible portion of the Company Elective Contributions and Matching Contributions for the end of the Plan Year to which the nondeductible contribution relates.

            7.   Paragraph (a) of Section 5.4 (Participant's Salary Reduction

        Election) shall be amended to read as follows:

            Each Participant shall have the option to enter into a written
            (or by any other means approved by the Company) salary reduction agreement, which agreement shall be applicable to all compensation received thereafter. The salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Company equal to an integral percentage of from two percent (2%) to fifteen percent (15%) of his Annual Compensation, subject to the then effective dollar limitation in effect ($9,500 for the 1996 calendar year) under Section 402(g) of the Code. The amount by which Annual Compensation is reduced shall be treated as a Company Elective Contribution and allocated to that Participant's Elective Account.

            8.   Section 7.1 shall be amended to read as follows:

                 Section 7.1     Allocation of Matching Contributions and
                                 Forfeitures.

            (a) For each Participant who authorizes Company Elective Contributions during the Plan Year, the Company shall contribute each payroll period to the Plan, on behalf of each such Participant, a "Matching Contribution" in an amount equal to fifty percent (50%) of the Participant's Company Elective Contribution, provided, however, that the Matching Contribution shall not be made on the portion of a Participant's Company Elective Contribution that exceeds six percent (6%) of the Participant's compensation in each such payroll period. Matching Contributions hereunder shall be made to the Trust Fund no later than the time prescribed by law for filing the Company's federal income tax return for the Plan Year to which they relate, including any extensions thereof.

            (b) To the extent of one percent (1%) of the Participant's compensation in each payroll period, Matching Contributions shall be allocated to a Participant's 100% Account. Matching Contributions allocated to a Participant in excess of one percent (1%) of his compensation in each such payroll period, and all Forfeitures, shall be allocated to a Participant's Regular Account.

            (c) The Company shall direct the Plan Administrator to establish and maintain a Matching Contribution Account in the name of each of its Participants on whose behalf Matching Contributions are made.

            (d) Notwithstanding anything in this Plan to the contrary, any Matching Contributions (and interest thereon), whether vested or not, that are associated with an excess elective deferral under Section 5.4 or are associated with an excess elective contribution under Section 7.2 shall be forfeited within two and one-half months after the end of the Plan Year in which such excess elective deferrals or excess contributions were made and shall be reallocated as a Forfeiture hereunder.

            (e) As of the last day of the Plan Year, Forfeitures shall be allocated to all Participants who are employed by the Company at the close of business on the last day of the Plan Year and who completed a Year of Service in such Plan Year. A Participant eligible to share in Forfeitures for the Plan Year shall share in such Forfeitures in the proportion that his Annual Compensation bears to the Annual Compensation of all eligible Participants for such Plan Year.

            9.   Paragraph (b) of Section 7.2 (Limitation of Company Elective

        Contributions -- 401(k) Deferral Percentage Tests) shall be amended to add the following sentence.

            For purposes of determining a Participant's compensation hereunder, if an Employee becomes a Participant during a Plan Year, his compensation in such Plan Year for purposes of the actual deferral percentage test provided for hereunder shall be his Annual Compensation for the entire Plan Year, unless the Company, in a manner applied uniformly for all Participants for such Plan Year, determines that compensation shall be based only upon the portion of Annual Compensation earned during the period in which the Participant participated in the Plan.

            10.  The following Paragraph (f) shall be added to Section 9.3

        (Other Forms of Settlement):

            (f) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, such distribution may be made or commence less than thirty (30) days after written explanation of the forms of distribution is given (but not sooner than seven (7) days after such explanation is given), provided the requirements set forth in Section 1.417(e)-1T of the Tax Regulations are met.



            11.  Section 10.6 (Participant Loans) shall be amended to read as follows:

            Upon application by an Employee who is a Participant or any other party-in-interest, as defined in Section 3(14) of ERISA, and upon a determination that the Employee or other party-in-interest is deemed to have a "serious financial hardship," as determined in accordance with Section 10.3(d) of the Plan, the Plan's trustee may lend such Employee or other party-in-interest an amount such that the aggregate of all of his outstanding loans under this Plan and all other plans maintained by the Company or any member of its controlled group does not exceed the lesser of: (1) fifty thousand dollars ($50,000) (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan and all other plans maintained by the Company or any member of its controlled group during the one (1) year period ending on the day before the date on which such loan is made over (B) the outstanding balance of loans from the Plan and all other plans maintained by the Company or any member of its controlled group on the date on which such loan is made); or (2) an amount which does not exceed one-half (1/2) of the Vested Accounts, if any, under the Plan as of the date on which the loan is approved. All loans shall follow a uniform, nondiscriminatory policy. Loans shall not be made available to highly compensated Employees in an amount greater than the amount made available to other Employees.



            In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

            (a) An application for a loan by an Employee or other party-in-interest shall be made in writing to the Plan Administrator, whose action thereon shall be final. The Plan Administrator shall specify the form of the application and any supporting data required.

            (b) The period of repayment for any loan shall be five (5) years, unless the loan is used to acquire a dwelling unit which within a reasonable time shall be used as the principal residence of the Employee or other party-in-interest, in which case the period of repayment shall be determined by the Plan Administrator. Loans shall be repayable in substantially equal amortized installments of both principal and interest payable not less frequently than quarterly.
                 Loans to Employees shall be repaid through automatic payroll deduction, and for parties-in-interest who are not Employees, on such other terms and conditions as the Plan Administrator deems appropriate. To the extent that such loan is unpaid at the time a distribution of such Participant's Accounts becomes payable, such unpaid amount shall be deducted from the amount otherwise payable from his Account. Any loan described in this Section 10.6 shall be considered an investment of the Account from which it was borrowed. Such Account shall not share in the allocation of earnings under the Plan to the extent of such loan.

            (c) Each loan shall bear interest at a rate which is two percent (2%) above the prime rate, as such rate is charged from time to time by area banking businesses.

            (d) Each loan shall be supported by collateral equal to no more than fifty percent (50%) of the Employee's or other party-in-interest's entire Vested Accounts in the Trust Fund.
                 A loan also shall be supported by the Employee's or other party-in-interest's promissory note for the amount of the loan, including interest, payable to the order of the trustee. The promissory note shall require that the unpaid principal and interest will become due and payable if a loan payment is not made by the last day of the calendar year quarter following the calendar year quarter in which the installment was due and owing. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

            (e) Each loan shall be in an amount not less than one thousand dollars ($1,000.00).

            IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer this ____

        day of July, 1996.


                                          ERO INDUSTRIES, INC.,
                                          a Delaware corporation


                                          By: /s/Ted J. Lueken
                                          Its: Senior Vice President of Finance